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                [LETTER HEAD OF HOLLAND & KNIGHT APPEARS HERE]


                                  May 1, 1996

TIB Financial Corp.
99451 Overseas Highway
Key Largo, Florida 33037

Gentlemen:

     We are acting as counsel for TIB Financial Corp. (the "Company") in connection with the issuance by the Company of shares of Common Stock in connection with the merger of TIB Interim Corp., a wholly-owned subsidiary of the Company, with and into TIB Bank of the Keys, a state chartered bank, pursuant to the terms of the Plan and Agreement of Reorganization, as described in the Registration Statement filed on Form S-4 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended.

     We have examined such documents as we have deemed necessary or appropriate for the purpose of our opinion. In our examination, we have assumed the authenticity of all signatures, the authenticity of all documents submitted to us as original, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies.

     Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and is validly existing as a corporation under the laws of Florida.

          2. After the Registration Statement becomes effective and the provisions of applicable state securities laws have been complied with, the shares of Common Stock, when issued in accordance with the terms of the Plan and Agreement of Reorganization as described in the Registration Statement, will be validly issued, fully paid and non-assessable under the laws of Florida.

     We consent to the filing of this opinion and our opinion as to tax aspects of the transaction as exhibits to the Registration Statement and to the reference to our firm name under the heading "Legal Matters" in the Proxy Statement/Prospectus which is a part of the Registration Statement.

                                Yours truly,


                                /s/ Holland & Knight

                                HOLLAND & KNIGHT